Exhibit 3.15

State of Delaware Secretary of State Division of Corporations Delivered 11:41 AM 03/09/2009 FILED 12:38 PM 03/09/2009 SRV 090247907 – 3997154 FILE

STATE OF DELAWARE

CERTIFICATE OF AMENDMENT

OF

INERGY STAGECOACH II, LLC

The undersigned, being the Authorized Person of Inergy Stagecoach II, LLC (the “Company”), for the purpose of amending the Company’s Certificate of Formation under the Delaware Limited Liability Company Act (the “Act”), hereby makes, acknowledges and files this Certificate of Amendment.

The current name of the Company is Inergy Stagecoach II, LLC. The following paragraph of the Certificate of Formation is hereby amended as follows:

FIRST. The name of the Company is hereby changed to:

Finger Lakes LPG Storage, LLC

IN WITNESS WHEREOF, the undersigned, for the purpose of amending the Certificate of Formation of the Company under the Act, has executed this Certificate of Amendment this 9 day of March, 2009.

INERGY STAGECOACH II, LLC

By:	/s/ John J. Sherman
John J. Sherman, Authorized Person